Exhibit 10.1

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

SITESEARCH CORPORATION

AND

DIRECT ROI, LLC, FLYING CHANGE, INC. AND
THE SECURITY HOLDERS OF EACH SUCH ENTITY

ARTICLE III – Representations and Warranties of Sitesearch		5
3.1	Organization	5
3.2	Capital	5
3.3	Subsidiaries	5
3.4	Directors and Officers	5
3.5	Financial Statements	5
3.6	Absence of Changes	5
3.7	Absence of Undisclosed Liabilities	5
3.8	Tax Returns	6
3.9	Investigation of Financial Condition	6
3.10	Intellectual Property Rights	6
3.11	Compliance with Laws	6
3.12	Litigation	6
3.13	Authority	6
3.14	Ability to Carry Out Obligations	6

ii

3.15	Full Disclosure	6
3.16	Assets	7
3.17	Material Contracts	7
3.18	Indemnification	7
3.19	Criminal or Civil Acts	7
3.20	Pink Sheet Trading Status	7
ARTICLE IV – Covenants Prior to the Closing Date		7
4.1	Investigative Rights	7
4.2	Conduct of Business	7
4.3	Confidential Information	8
4.4	Notice of Non-Compliance	8
ARTICLE V – Conditions Precedent to Sitesearch’s Performance		8
5.1	Conditions	8
5.2	Accuracy of Representations	8
5.3	Performance	8
5.4	Absence of Litigation	8
5.5	Officer’s Certificate	8
ARTICLE VI – Conditions Precedent to DRF’s Performance		9
6.1	Conditions	9
6.2	Accuracy of Representations	9
6.3	Performance	9
6.4	Absence of Litigation	9
6.5	Officer’s Certificate	9
6.6	Directors of Sitesearch	9
ARTICLE VII – Closing		9
7.1	Closing	9
ARTICLE VIII – Covenants Subsequent to the Closing Date		10
8.1	Registration and Listing	10
ARTICLE IX – Miscellaneous		10
9.1	Captions and Headings	10
9.2	No Oral Change	10
9.3	Non-Waiver	10
9.4	Time of Essence	10
9.5	Entire Agreement	10
9.6	Choice of Law	10
9.7	Counterparts	10
9.8	Notices	11
9.9	Binding Effect	11
9.10	Mutual Cooperation	11
9.11	Finders	11
9.12	Announcements	11
9.13	Expenses	11
9.14	Survival of Representations and Warranties	11
9.15	Exhibits	11
9.16	Termination, Amendment and Waiver	11

EXHIBITS
Allocation of Securities, Including Subset Table	Exhibit	1.1
Subscription Agreement	Exhibit	1.2
Financial Statements of DRF	Exhibit	2.5
California Patent Litigation	Exhibit	2.12
Material Contracts of DRF	Exhibit	2.17
Financial Statements of Sitesearch	Exhibit	3.5
Material Contracts of Sitesearch	Exhibit	3.17

iii

AGREEMENT

THIS AGREEMENT (“Agreement”) is made this 28th day of July, 2011, by and between Sitesearch Corporation, a Nevada corporation (“Sitesearch”), Direct ROI, LLC, and Flying Change, Inc. (collectively “DRF” or the “constituent entities”), and the security holders of DRF (the “DRF Security Holders”) who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2, hereto.  DRF consists of Direct ROI, LLC, an Arizona limited liability company, and Flying Change, Inc., an Arizona corporation.  Reference to DRF refers to the two constituent entities.

WHEREAS, Sitesearch desires to acquire all of the issued and outstanding securities of DRF from the DRF Security Holders in exchange for newly issued unregistered shares of common stock of Sitesearch;

WHEREAS, DRF desires to assist Sitesearch in acquiring all of the DRF Securities pursuant to the terms of this Agreement; and

WHEREAS, all of the DRF Security Holders, by execution of Exhibit 1.2 hereto, agree to exchange all of the DRF Securities they hold as set forth in Exhibit 1.1 hereto, for common shares of Sitesearch as set forth in Article 1 hereto.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1           Issuance of Securities. Subject to the terms and conditions of this Agreement, Sitesearch agrees to issue and exchange an aggregate of 3,178,669,980 shares of its fully paid and non-assessable unregistered shares of Sitesearch’s $.001 par value common stock (the “Sitesearch Shares”) in exchange for all of the DRF Securities.  All Sitesearch  securities will be issued directly to the DRF Security Holders on the date the transaction contemplated by this Agreement closes (the “Closing Date”), pursuant to the schedule set forth in Exhibit 1.1. (Exhibit 1.1 also includes a subset table evidencing shares issued hereunder to Inter 123 Corp. which Inter 123 Corp. has agreed to assign to certain other investors in Sitesearch.)

1.2           Exemption from Registration. The parties hereto intend that all Sitesearch securities to be issued to the DRF Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the DRF Security Holders will execute and deliver to Sitesearch on the Closing Date a copy of the Subscription Agreement set forth in Exhibit 1.2 hereto.

1.3           Corporate Restructuring.  Within 90 days following the Closing Date, Sitesearch hereby undertakes, covenants and agrees to obtain shareholder approval to (and shall) increase its authorized common stock to five billion shares, change its name to Leaplab Corp. and reverse split its common stock (the “Reverse Split”) on the basis of one share for each 450 shares outstanding.

ARTICLE II

Representations and Warranties of DRF

DRF, for each of its two constituent entities, hereby represents and warrants to Sitesearch that:

2.1           Organization. DRF’s constituent entities have been duly organized and validly existing and in good standing under the laws of their jurisdictions, have all necessary corporate powers to own their properties and to carry on their business as now owned and operated by them, and are duly qualified to do business and is in good standing in each of the jurisdictions where their business requires qualification.

2.2           Capital. The authorized capital stock of the DRF constituent entities are set forth in the DRF Financial Statements, defined below. All of the outstanding DRF Securities are duly and validly issued, fully paid and non-assessable.  There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating the DRF constituent entities to issue any additional DRF Securities.

2.3           Subsidiaries.  The DRF constituent entities have no subsidiaries.

2.4           Managers and Officers. The names and titles of the Chief Executive Officer of each of DRF’s constituent entities as of the date of this Agreement are as follows:

Name	Position	Constituent Entity

John Ayers	CEO	Flying Change, Inc.
John Ayers	CEO	Direct ROI, LLC

2.5           Financial Statements. Exhibit 2.5 hereto consists of the unaudited financial statements of the constituent entities of DRF for the years ended December 31, 2008 and 2009 and unaudited quarterly statements through June, 2010 (the “DRF Financial Statements”). The DRF Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by DRF throughout the periods indicated, and fairly present the financial position of DRF as of the date of the balance sheet included in the DRF Financial Statements and the results of operations for the period indicated.  There are no material omissions or non-disclosures in the DRF Financial Statements.

2.6           Absence of Changes. Since the date of the most recent DRF Financial Statements, there has not been any material change in the financial condition or operations of DRF, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

       2.7           Absence of Undisclosed Liabilities. Since the date of the most recent DRF Financial Statements, DRF did not and does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the DRF Financial Statements.

2.8           Tax Returns. DRF has filed or will file on a timely basis all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by DRF.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Sitesearch, its legal counsel and accountants shall have the opportunity to meet with DRF’s accountants and attorneys to discuss the financial condition of DRF during reasonable business hours and in a manner that does not interfere with the normal operation of DRF’s business.  DRF shall make available to Sitesearch all books and records of DRF, provided, however, that DRF will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

2.10           Intellectual Property Rights. DRF owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its constituent businesses.

2.11           Compliance with Laws. To the best of DRF’s knowledge, DRF has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its businesses or properties.

2.12           Litigation. Except as described in Exhibit 2.12 regarding certain patent litigation currently pending in the State of California, DRF is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of DRF, threatened against or affecting DRF or its business, assets or financial condition.  It is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it, nor is it engaged in any material litigation to recover monies due to either of them.

2.13           Authority. The Board of Directors and Managers of DRF’s constituent entities have authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and DRF has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of DRF and is enforceable in accordance with its terms and conditions.  By execution of Exhibit 1.2, all of the DRF Security Holders have agreed to and have approved the terms of this Agreement.

    2.14           Ability to Carry Out Obligations. To the best of DRF’s knowledge, the execution and delivery of this Agreement by DRF and the performance by DRF of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of formation, operating agreement, bylaw, or other agreement or instrument to which DRF is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of DRF, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of DRF.

    2.15           Full Disclosure. None of the representations and warranties made by DRF herein or in any exhibit, certificate or memorandum furnished or to be furnished by DRF, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

    2.16           Assets.  DRF owns all of the assets set forth in Exhibit 2.5.

    2.17           Material Contracts.  A list of all of DRF’s material contracts is attached as Exhibit 2.17.

            2.18           Indemnification. DRF agrees to indemnify, defend and hold Sitesearch and Sitesearch’s officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Sitesearch which arise out of, or result from (i) any breach by DRF in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by DRF under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by DRF in this Agreement.

    2.19           Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director, manager or principal Interest holder of DRF has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD (FINRA) judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

    2.20           Restricted Securities.  DRF and the DRF Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the Sitesearch securities issued by Sitesearch are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of Sitesearch

Sitesearch represents and warrants to DRF that:

3.1           Organization. Sitesearch is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2           Capital. The authorized capital stock of Sitesearch currently consists of 50,000,000 shares of $.001 par value common stock, of which 8,089,677 shares are currently outstanding.  Sitesearch has 5,000,000 shares of $.001 par value preferred stock authorized and none outstanding. All of Sitesearch’s outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Sitesearch to issue any additional shares of its capital stock of any class.

3.3           Subsidiaries. Sitesearch has one subsidiary, Software de Sonora, S.A. De C.V.

3.4           Directors and Officers. The officers and directors of Sitesearch are:

Jeffrey Peterson	Chief Executive Officer and Director

Cesar Sanvicente	Chief Technology Officer and Director

3.5           Financial Statements. Exhibit 3.5 hereto consists of the financial statements of Sitesearch for the years ended July 31, 2009 and 2008 and the financial statements of Sitesearch for the year ended July 31, 2010 (the “Sitesearch Financial Statements”).  The Sitesearch Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Sitesearch throughout the periods indicated, and fairly present the financial position of Sitesearch as of the dates of the balance sheets included in the Sitesearch Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the Sitesearch Financial Statements.

3.6           Absence of Changes. Since October 31, 2010, there has not been any material change in the financial condition or operations of Sitesearch, except as contemplated by this Agreement.

3.7           Absence of Undisclosed Liabilities. As of October 31, 2010, Sitesearch did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Sitesearch Financial Statements.

3.8           Tax Returns. Within the times and in the manner prescribed by law, Sitesearch has filed all federal, state and local tax returns required by law.

3.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, DRF, its legal counsel and accountants shall have the opportunity to meet with Sitesearch’s accountants and attorneys to discuss the financial condition of Sitesearch.  Sitesearch shall make available to DRF all books and records of Sitesearch.

3.10           Intellectual Property Rights. Sitesearch does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights material to its business.

3.11           Compliance with Laws. Sitesearch has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12           Litigation. Sitesearch is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Sitesearch, threatened against or affecting Sitesearch or its business, assets or financial condition.  Sitesearch is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Sitesearch is not engaged in any material litigation to recover monies due to it.

3.13           Authority. The Board of Directors of Sitesearch has authorized the execution of this Agreement and the transactions contemplated herein, and Sitesearch has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Sitesearch, and is enforceable in accordance with its terms and conditions.

3.14           Ability to Carry Out Obligations. The execution and delivery of this Agreement by Sitesearch and the performance by Sitesearch of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which Sitesearch is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Sitesearch, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Sitesearch.

3.15           Full Disclosure. None of the representations and warranties made by Sitesearch herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Sitesearch or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16           Assets.  Sitesearch owns all of the assets set forth in Exhibit 3.5.

3.17           Material Contracts.  A list of all of Sitesearch’s material contracts is attached as Exhibit 3.17.

3.18           Indemnification. Sitesearch agrees to indemnify, defend and hold DRF harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against DRF, which arise out of, or result from (i) any breach by Sitesearch in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Sitesearch under this Agreement,  (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by Sitesearch in this Agreement.

3.19           Criminal or Civil Acts. For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Sitesearch has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (“Commission”) or NASD (FINRA) judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

3.20           Pink Sheet Trading Status.  Sitesearch shall be in compliance with all requirements for, and its common stock shall continue to be quoted on, the Pink Sheets on the Closing Date, such that the common stock of Sitesearch may continue to be so quoted without interruption following the Closing Date.

ARTICLE IV

Covenants Prior to the Closing Date

4.1           Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2           Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws, Articles of Formation or Operating Agreement (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its securities.

4.3           Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4           Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to Sitesearch’s Performance

5.1           Conditions. Sitesearch’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  Sitesearch may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Sitesearch of any other condition of or any of Sitesearch’s other rights or remedies, at law or in equity, if DRF shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by DRF in this Agreement or in any written statement that shall be delivered to Sitesearch by DRF under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. DRF shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against DRF on or before the Closing Date.

5.5           Officer’s Certificate. DRF shall have delivered to Sitesearch a certificate dated the Closing Date signed by the Chief Executive Officers of each constituent entity certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

ARTICLE VI

Conditions Precedent to DRF’s Performance

6.1           Conditions. DRF’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. DRF may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by DRF of any other condition of or any of DRF’s rights or remedies, at law or in equity, if Sitesearch shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Sitesearch in this Agreement or in any written statement that shall be delivered to DRF by Sitesearch under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance. Sitesearch shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Sitesearch on or before the Closing Date.

6.5           Officer’s Certificate. Sitesearch shall have delivered to DRF a certificate dated the Closing Date signed by the Chief Executive Officer of Sitesearch certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Directors of Sitesearch. On the Closing Date, the Directors of Sitesearch shall retain their positions as Directors, and John Ayers shall be elected a director.  The executive officers of Sitesearch shall be John Ayers, Chairman of the Board of Directors, and Jeffrey Peterson, CEO.

ARTICLE VII

Closing

7.1           Closing. The closing of this Agreement shall be held at the offices of Gary A. Agron at any mutually agreeable time and date prior to October 31, 2011, unless extended by mutual agreement.  At the closing:

(a)
DRF shall deliver to Sitesearch (i) copies of Exhibit 1.2 executed by all of the DRF Security Holders, (ii) certificates representing all of the outstanding DRF Securities duly endorsed to Sitesearch, (iii) the officer’s certificate described in Paragraph 5.5, and (iv) signed minutes of its constituent entities’ directors and managers approving this Agreement.

(b)
Sitesearch shall deliver to the DRF Security Holders (i) certificates representing that number of shares of Sitesearch’s common stock issued pursuant to the computations set forth in Exhibit 1.1 hereto, (ii) the officer’s certificate described in Paragraph 6.5, (iii) signed minutes of its directors approving this Agreement, and (iv) resignations of any of its officers and directors if required hereby.

ARTICLE VIII

Covenants Subsequent to the Closing Date

8.1           Corporate Restructuring. Following the Closing Date, Sitesearch shall complete the corporate restructuring described in paragraph 1.3 within 90 days of the Closing Date.

ARTICLE IX

Miscellaneous

9.1           Captions and Headings. The Article and Paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of the state of Arizona.

9.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Sitesearch:	Sitesearch Corporation 2850 W. Horizon Ridge Parkway, Ste 200 Henderson, NV 89052 Attn: Jeffrey Peterson

DRF:	Direct ROI, LLC 1615 South 52nd Street Tempe, AZ 85281 Attn: John Ayers

9.9           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10           Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11           Finders. There are no finders in connection with this transaction.

9.12           Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13           Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

9.14           Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15           Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.16           Termination, Amendment and Waiver.

(a)           Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(1)           By mutual written consent of DRF and Sitesearch;

(2)           By either DRF or Sitesearch;

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)	If the transaction shall not have been consummated on or before October 31, 2011.

(3)           By DRF, if Sitesearch breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)           By Sitesearch, if DRF breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)           Effect of Termination.  In the event of termination of this Agreement by either Sitesearch or DRF, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of DRF or Sitesearch.

(c)           Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)           Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of DRF or Sitesearch, action by its respective Board of Directors or Managers.

In witness whereof, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

SITESEARCH CORPORATION	THE DRF CONSTITUENT ENTITIES:

By: /s/ Jeffrey Peterson
Jeffrey Peterson Chief Executive Officer
DIRECT ROI, LLC

By: /s/ John Ayers
Member

FLYING CHANGE, INC.

By: /s/ John Ayers
Chief Executive Officer

EXHIBIT 1.1

SCHEDULE OF DRF SECURITY HOLDERS
AND
ALLOCATION OF SITESEARCH SHARES

Name of DRF Security Holder	SS or Tax ID#	Name of Constituent Entity	Number of Constituent Entity Shares or Interests Exchanged	Number of Sitesearch Common Shares To be Issued (1)
JOHN AYERS		FLYING
		CHANGE, INC.	10,000	635,572,192

JOHN AYERS		DIRECT
		ROI, LLC	50%	1,271,548,894

INTER123		DIRECT
CORPORATION		ROI,LLC	50%	1,271,548,894

(1) Pre Reverse Split

EXHIBIT 1.1

SUBSET SHAREHOLDINGS

Stockholders	Number of Shares of Sitesearch Owned Prior To Closing of the Agreement(1)	Number of Shares of Sitesearch Gifted by Inter123 Corp.(2)	Total Shares Owned(3)
Al & Martha Maynard	13,334	6,484	6,513
AMN Investments	66,667	32,416	32,564
Amy Wang	5,000	2,431	2,442
Andrew & Bettina Nava	13,334	6,484	6,513
Antonio Dabdoub Escobar	80,000	38,899	39,077
Arnie Kuenn	25,000	12,156	12,212
Arturo Bours Griffith	50,000	24,312	24,423
Beatriz Murillo Palafox	5,000	2,431	2,442
Buzz Alston	75,000	36,468	36,635
Cesar San Vincente	200,000	97,248	97,693
Clinton Brown	50,000	24,312	24,423
D Pullman Studio301	66,667	32,416	32,564
Daniel Hidalgo Hurtado	35,000	17,018	17,096
David Colby	13,334	6,484	6,513
Dennis Bullock	13,334	6,484	6,513
Denny Wang	30,000	14,587	14,654
Don Bivens	26,666	12,966	13,025
Emmanuel Horacio Gortárez Castro	10,000	4,862	4,885
Francisco Diaz Brown Olea	100,000	48,624	48,846
Francisco Javier Barreto Alatorre	5,000	2,431	2,442
Francisco Javier R Bours Castelo	50,000	24,312	24,423
Gary Agron	20,000	9,725	9,769
Gary Agron	53,333	25,933	26,051
Greg Pullman	26,667	12,967	13,026
Gregory E. Torrez	6,667	3,242	3,257
Ignacio Escalante	25,000	12,156	12,212
James Tu	10,000	4,862	4,885
Jeff Peterson/Inter123	120,000		267
Jeff Peterson/Inter123	3,000,000		6,667
Jerry Williams	14,000	6,807	6,838
Jim Dixon	80,000		178
Jim Dixon	2,000,000		4,444
Joaquin Gonzalez Gastelum		4,884	4,884
Jorge de los Santos	6,667	3,242	3,257
Jorge Laborin Gomez	25,000	12,156	12,212
Jorge Rubio Gutiérrez	10,000	4,862	4,885
Jose Coppel Luken	300,000	145,872	146,539

Jose Gerardo Robinson Bours	50,000	24,312	24,423
Julio César Cantú Félix	5,000	2,431	2,442
Kelly Osterhout	50,000	24,312	24,423
Lenny Weinberg	13,334	6,484	6,513
Lloyd Farber	13,334	6,484	6,513
Luis Borbon	25,000	12,156	12,212
Luis Carlos Ross Guerrero	25,000	12,156	12,212
Luis Ramirez	50,000	24,312	24,423
Manuel & Anita Tarango	6,667	3,242	3,257
Marco A. Gonzalez	29,000	14,101	14,165
Margarita Vega	5,000	2,431	2,442
Mario E. Diaz	13,334	6,484	6,513
Mario Javier Robinson Bours Almada	50,000	24,312	24,423
Max Fose	13,334	6,484	6,513
Mayitza Cota Medellín	5,000	2,431	2,442
Mitch Pierce	190,000	92,386	92,808
Mitch Pullman	133,334	64,832	65,129
Nikita D. Kyriakis	100,000	48,624	48,846
Norma Asis Arana Caro	50,000	24,312	24,423
Octavio Sanchez Montano	10,000	4,862	4,885
Orlando Briceño Gómez	9,000	4,376	4,396
Oscar Lopez	30,000	14,587	14,654
Phil Robbins	33,334	16,208	16,282
Ramon J. Bringas	50,000	24,312	24,423
Raymundo Garcia de Leon	100,000	48,624	48,846
Ricardo Mazon Lizarraga	150,000	72,936	73,269
Ricardo Robinson Bours Castelo	50,000	24,312	24,423
Rocio Grijalva		286,491	286,491
Rogelio Villanueva Villanueva	25,000	12,156	12,212
Sal J. Rivera	6,667	3,242	3,257
SB China Venture Capital Ltd	25,000	12,156	12,212
Scott Case	13,334	6,484	6,513
Stephan C. Muth		286,491	286,491
Theodore Ende	13,334	6,484	6,513
Theofanis & Vanilios Filippoulos	66,001	32,092	32,239
Viola E. Johnston Trust 9-28-05	50,000	24,312	24,423

Total	8,089,677	1,982,944	2,000,920

         (1)  Represents the pre Reverse Split shares
         (2)  Represents post Reverse Split shares
         (3)  Represents aggregate post Reverse Split shares

EXHIBIT 1.2

SUBSCRIPTION AGREEMENT

In connection with my exchange of shares in the DRF constituent entities (“DRF”), for the $.001 par value common stock of Sitesearch Corporation (“Sitesearch”), pursuant to the Agreement Concerning The Exchange of Securities by and among Sitesearch  and DRF and the Security Holders of DRF (the “Exchange Agreement”), I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that Sitesearch is relying on my truthfulness in issuing its securities to me.

I hereby represent and warrant to Sitesearch that I have the full power and authority to execute, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby.  This Subscription Agreement is a legal, valid and binding obligation of mine, enforceable against me in accordance with its terms.  I own the securities in DRF that I am exchanging for securities of Sitesearch free and clear of all pledges, liens, encumbrances, security Securities, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on my ability to vote such securities or to transfer such securities to Sitesearch.  I have full right, title and interest in and to the DRF securities that I am exchanging.

I understand that Sitesearch’s common stock  (the “Securities) is being issued to me in a private transaction in exchange for my securities in DRF and in reliance upon the exemption provided in section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Act”) for non-public offerings and pursuant to the Exchange Agreement.  I understand that the Securities are “restricted” under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one.  I know this is an illiquid investment and that therefore I may be required to hold the Securities for an indefinite period of time, but under no circumstances less than one year from the date of their issuance.

I am acquiring the Securities solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution.  I agree not to dispose of any Securities unless and until counsel for Sitesearch shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the Securities and the activities and financial information of Sitesearch has been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of Sitesearch, and I have received satisfactory answers to any questions I asked.

In acquiring the Securities, I have been afforded access to the Exchange Agreement and have made such independent investigations of Sitesearch as I deemed appropriate.  I am an “accredited investor” as that term is defined in Regulation D, Rule 501 of the Act and am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the Securities.

I understand that the Securities are highly speculative, involve a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment.  Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the Securities.  I know that Sitesearch currently has limited assets and liabilities, and that although I could lose my entire investment, I am acquiring the Securities because I believe the potential rewards are commensurate with the risk.  Even if the Securities became worthless, I could still maintain my standard of living without significant hardship to me or my family.

By signing this Subscription Agreement, I accept and agree to be bound by, and to abide by the terms and conditions of, the Exchange Agreement as if I had executed the Exchange Agreement itself.

          By signing this Subscription Agreement, I hereby ratify and approve all of the prior corporate actions, managers’ resolutions and interest holders’ resolutions of DRF and its managers and interest holders from the date of DRF’s inception to the date hereof.

Dated as of this __________ day of __________, 2011.

________________________________________Signature

________________________________________
Name, Please Print

________________________________________
Residence Address

________________________________________
City, State and Zip Code

________________________________________
Area Code and Telephone Number

________________________________________
Social Security Number

________________________________________
Name of Constituent Entity in which
Securities are Owned

________________________________________
Number of DRF Shares or Interests Exchanged